$267,500,000
THREE-YEAR CREDIT AGREEMENT
dated as of March 16, 2009

among

ROCKWELL AUTOMATION, INC.

THE BANKS LISTED HEREIN

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A.,
as Syndication Agent,

and

CITIBANK, N.A.,

THE BANK OF NEW YORK MELLON, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents

J.P. MORGAN SECURITIES INC.

And

BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions

SECTION 1.01. Definitions	1
SECTION 1.02. Accounting Terms and Determinations	9
SECTION 1.03. Types of Borrowings	9

ARTICLE 2
The Credits

ARTICLE 3
Conditions

SECTION 3.01. Effectiveness	16
SECTION 3.02. Existing Credit Agreements	17
SECTION 3.03. Borrowings	17

ARTICLE 4
Representations and Warranties

SECTION 4.01. Corporate Existence and Power	18
SECTION 4.02. Corporate and Governmental Authorization; No Contravention	18
SECTION 4.03. Binding Effect	18
SECTION 4.04. Financial Information	18
SECTION 4.05. Litigation	18
SECTION 4.06. Environmental Matters	19

ARTICLE 5
Covenants

ARTICLE 6
Defaults

SECTION 6.01. Events of Default	25
SECTION 6.02. Notice of Default	26

ARTICLE 7
The Administrative Agent

ARTICLE 8
Change in Circumstances

ARTICLE 9
Miscellaneous

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E	– – – – –	Form of Opinion of General Counsel to the Company
Form of Opinion of Special Counsel to the Company
Form of Opinion of Special Counsel to the Administrative Agent
Form of Assignment and Assumption Agreement
Form of Designation Agreement

THREE-YEAR
CREDIT AGREEMENT

AGREEMENT dated as of March 16, 2009 among ROCKWELL AUTOMATION, INC., the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and CITIBANK, N.A., THE BANK OF NEW YORK MELLON, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agents.

The parties hereto agree as follows:

ARTICLE 1
Definitions

SECTION 1.01 . Definitions. The following terms, as used herein, have the following meanings:

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Syndication Agent and each Documentation Agent.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office

“Approved Fund” means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

“Assignee” has the meaning set forth in Section 9.06(c).

“Bank” means each bank or other institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, and (iii) the sum of 1% plus the rate for deposits in dollars with a one-month maturity appearing on the Screen at approximately 11:00 A.M. (London time) on such day (or if such day is not a Euro-Dollar Business Day, on the immediately preceding Euro-Dollar Business Day).

“Base Rate Loan” means a Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or Article 8.

“Base Rate Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Borrowing” has the meaning set forth in Section 1.03.

“Commission” means the Securities and Exchange Commission, or any successor to its duties under the Securities Exchange Act of 1934.

“Commitment” means (i) with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) with respect to any Assignee, the amount of the transferor Bank’s Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09 or changed as a result of an assignment pursuant to Section 9.06(c).

“Company” means Rockwell Automation, Inc., a Delaware corporation, and its successors.

“Consolidated Debt” means, at any date, the Debt of the Company and its Restricted Subsidiaries, as consolidated and determined as of such date in accordance with GAAP.

“Consolidated Funded Debt” means, at any date, the Funded Debt of the Company and its Restricted Subsidiaries, as consolidated and determined as of such date in accordance with GAAP.

“Consolidated Subsidiary” means, as to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person’s Debt Guaranteed thereby).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Bank” means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Bank for purposes of this Agreement.

“Designating Bank” means, with respect to each Designated Bank, the Bank that designated such Designated Bank pursuant to Section 9.07(a).

“Documentation Agents” means Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, in their capacity as documentation agents hereunder.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Eligible Designee” means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

“Euro-Dollar Loan” means a Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

“Euro-Dollar Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Euro-Dollar Rate” means a rate of interest determined pursuant to Section 2.06(b) on the basis of the London Interbank Offered Rate.

“Euro-Dollar Reference Banks” means the principal London offices of JPMorgan Chase Bank, N.A., Bank of America, N.A., and Citibank, N.A., and “Euro-Dollar Reference Bank” means any of the foregoing.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.15.

“Events of Default” has the meaning set forth in Section 6.01.

“Existing Credit Agreement” means the $600,000,000 Five-Year Credit Agreement dated as of October 26, 2004 among the Company, the banks parties thereto, Bank of America, N.A., Citibank, N.A., Deutsche Bank Securities Inc., and UBS AG, Stamford Branch, as Syndication Agents, Mellon Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Facility Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent.

“Fixed Rate Loans” means Euro-Dollar Loans.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means, at any date of computation, all indebtedness for borrowed money of such Person which by its terms matures more than 12 months after such date or which is extendible or renewable at the option of such Person to a time more than 12 months after such date; provided, however, that (i) Funded Debt shall include all obligations in respect of lease rentals which under GAAP appear on a balance sheet of such Person as a liability item other than a current liability, (ii) in the case of the Company, Funded Debt shall not include Subordinated Debt and (iii) outstanding preferred stock of a Restricted Subsidiary that is not owned by the Company or a Wholly-Owned Restricted Subsidiary shall be deemed to constitute a principal amount of Funded Debt equal to the par value or involuntary liquidation value, whichever amount is higher, of such preferred stock.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Interest Period” means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in a Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in such notice; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“London Interbank Offered Rate” has the meaning set forth in Section 2.06(b).

“Material Debt” means a Single Issue (other than the Loans) of the Company and/or one or more of its Subsidiaries in a principal amount exceeding $75,000,000.

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Notice of Interest Rate Election” has the meaning specified in Section 2.07.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06(b).

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time as its Prime Rate.

“Principal Property” means any real property (including buildings and other improvements) of the Company or any Restricted Subsidiary whether currently owned or hereafter acquired (other than any property hereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or for purposes of developing a cogeneration facility or a small power production facility as such terms are defined in the Public Utility Regulatory Policies Act of 1978, as amended) which (i) has, at any date of determination, a book value in excess of 5% of Shareowners’ Equity and (ii) in the opinion of the board of directors of the Company (or any duly authorized committee thereof) is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

“Quarterly Payment Dates” means each March 31, June 30, September 30 and December 31.

“Register” has the meaning set forth in Section 9.06(f).

“Regulation T, U or X” means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Required Banks” means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Sale and Lease-Back Transaction” has the meaning specified in Section 5.08.

“Screen” has the meaning specified in Section 2.06(b).

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means indebtedness for borrowed money of the Company or a Restricted Subsidiary (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

“Shareowners’ Equity” means, at any date of computation, the aggregate of capital stock, capital surplus and earned surplus, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and its Restricted Subsidiaries, as consolidated and determined in accordance with GAAP.

“Single Issue” means indebtedness for borrowed money arising in a single transaction or a series of related transactions. Indebtedness issued in discrete offerings but governed by a single shelf indenture shall not be aggregated as a Single Issue, but indebtedness owing to multiple lenders under parallel agreements comprising a single private placement and indebtedness arising from multiple takedowns under a single or a series of related commitments from one or more lenders shall be so aggregated.

“Subordinated Debt” means any unsecured Debt of the Company which: (1) has a final maturity subsequent to the Termination Date; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such Debt in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such Debt to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Loans and such other Debt of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent hereunder.

“Termination Date” means March 16, 2012, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

“Total Capitalization” means, at any date, the sum (without duplication) of (i) Consolidated Debt as of such date and (ii) all preferred stock of the Company and its Restricted Subsidiaries and the consolidated shareowners’ equity of the Company and its Restricted Subsidiaries as of the date of the Company’s most recent financial statements referred to in Section 4.04 or delivered pursuant to Section 5.01.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Subsidiary” means (a) any Subsidiary which, in accordance with the provisions of this Agreement, has been designated by the Company as an Unrestricted Subsidiary after the Effective Date, unless and until such Subsidiary shall, in accordance with the provisions of this Agreement, be designated by the Company as a Restricted Subsidiary; and (b) any corporation of which any one or more Unrestricted Subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.02 . Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

SECTION 1.03 . Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to Article 2 on a single date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans).

ARTICLE 2
The Credits

SECTION 2.01 . Commitments To Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

SECTION 2.02 . Notice of Borrowing. The Company shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(b) the aggregate amount of such Borrowing,

(c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and

(d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

SECTION 2.03 . Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

(b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent’s aforesaid address.

(c) If any Bank makes a new Loan hereunder on a day on which the Company is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Company to the Administrative Agent as provided in Section 2.11, as the case may be.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 12:00 Noon (New York City time) on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.04 . Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(d) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06(c)) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05 . Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Termination Date.

SECTION 2.06 . Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

The “London Interbank Offered Rate” applicable to any Interest Period means the rate per annum appearing on the Screen at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period as the rate per annum for deposits in dollars with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary period, then the “London Interbank Offered Rate” with respect to such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered by each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

The “Screen” means Reuters’ Page LIBOR-01; provided that the Administrative Agent may nominate an alternative source of screen rates if such page is replaced by another which displays rates for inter-bank deposits offered by leading banks in London.

(c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered by such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Company and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

SECTION 2.07 . Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article 8), as follows:

(i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

(ii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case as of the last day of the then current Interest Period applicable thereto.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 12:00 noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Company shall be deemed to have elected that, at the end of such Interest Period, such Group of Loans be continued as Euro-Dollar Loans for an additional Interest Period of one month (subject to the provisions of the definition of Interest Period).

(b) Each Notice of Interest Rate Election shall specify:

(i) the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);

(iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c) Promptly after receiving a Notice of Interest Rate Election from the Company pursuant to Section 2.07(a), the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company.

(d) The Company shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $25,000,000 or (ii) a Default shall have occurred and be continuing when the Company delivers notice of such election to the Administrative Agent.

(e) If any Loan is converted to a different type of Loan, the Company shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

SECTION 2.08 . Facility Fee. The Company shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

SECTION 2.09 . Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

SECTION 2.10 . Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

SECTION 2.11 . Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loans to Section 2.13, the Company may (i) upon at least one Domestic Business Day’s notice to the Administrative Agent, prepay any Group of Base Rate Loans or (ii) upon at least three Euro-Dollar Business Days’ notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Company.

SECTION 2.12 . General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without set-off, counterclaim or other deduction, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.13 . Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Company fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.03(a), 2.07(c) or 2.11(b), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.14 . Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.15 . Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

ARTICLE 3
Conditions

SECTION 3.01 . Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Administrative Agent of (i) an opinion of the General Counsel to the Company, substantially in the form of Exhibit A hereto, and (ii) an opinion of Chadbourne & Parke, special counsel to the Company, substantially in the form of Exhibit B hereto, and in each case covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(c) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel to the Administrative Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(d) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement, the borrowing of the Loans, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(e) receipt by the Administrative Agent of payment of participation fees for the account of the Banks in the respective amounts heretofore mutually agreed; and

(f) the entire principal amount of any loans outstanding under the Existing Credit Agreement, together with accrued interest, fees and other amounts in respect thereof, shall have been paid in full, and the Administrative Agent shall have received a certificate in form satisfactory to it from the Company to such effect;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than March 16, 2009. The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02 . Existing Credit Agreements. (a) On the Effective Date, the “Commitments” as defined in the Existing Credit Agreement shall terminate, without further action by any party thereto.

(b) The Banks which are parties to the Existing Credit Agreement, comprising the “Required Banks” as defined in each of the Existing Credit Agreement, hereby waive any requirement of notice of termination of the “Commitments” (as defined in the Existing Credit Agreement) pursuant to Section 2.10 thereof and of prepayment of loans thereunder, in each case to the extent necessary to give effect to Section 3.01(f) hereof, provided that any such prepayment of loans thereunder shall be subject to Section 2.12 of the Existing Credit Agreement.

SECTION 3.03 . Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02;

(b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(d) the fact that the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 4.04, 4.05 and 4.06, which are made only as of the date hereof) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clause (d) of this Section.

ARTICLE 4
Representations and Warranties

The Company represents and warrants that:

SECTION 4.01 . Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and will have on and as of the Effective Date all material governmental licenses, authorizations, consents and approvals required to carry on its business.

SECTION 4.02 . Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the borrowing of Loans are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, do not contravene any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company and do not contravene, or constitute a material default under, any debt instrument known to the Company to be binding upon it.

SECTION 4.03 . Binding Effect. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

SECTION 4.04 . Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2008 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Company’s report on Form 10-K for the fiscal year ended September 30, 2008, a copy of which has been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2008 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2008, fairly present, in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

(c) As of the Effective Date, there will have been no material adverse change in the financial condition, business or operations of the Company and its Consolidated Subsidiaries, considered as a whole, from that reflected in the Company’s report on Form 10-K for the fiscal year ended September 30, 2008, and the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2008.

SECTION 4.05 . Litigation. Except as disclosed in the Company’s report on Form 10-K for the fiscal year ended September 30, 2008, and the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2008, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Loans.

SECTION 4.06 . Environmental Matters. Expenditures by the Company and its Consolidated Subsidiaries over and above the amounts reserved by the Company and reflected in the financial statements of the Company for environmental capital investment and remediation necessary to comply with present Environmental Laws and other expenditures for the resolution of existing environmental claims known to the Company are not expected by management of the Company to have a material adverse effect on the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

ARTICLE 5
Covenants

The Company agrees that, so long as any Bank has any Commitment hereunder or any Loan remains outstanding or any amount payable hereunder remains unpaid:

SECTION 5.01 . Information. The Company will deliver to each of the Banks:

(a) within 30 days after the Company’s Annual Report to Shareowners and annual report on Form 10-K for each fiscal year of the Company are required to be filed with the Commission (but in no event later than 120 days after the end of the fiscal year of the Company covered by such reports), such Annual Report to Shareowners and annual report on Form 10-K for such fiscal year, as so filed;

(b) within 15 days after the Company’s quarterly report on Form 10-Q for each of the first three quarters of each fiscal year of the Company is required to be filed with the Commission (but in no event later than 60 days after the end of the fiscal quarter of the Company covered by such report), such quarterly report on Form 10-Q for such fiscal quarter, as so filed;

(c) simultaneously with the delivery of each set of financial statements referred to in clause (a) or (b), a certificate of the chief financial officer, the treasurer or the controller of the Company (i) stating whether any Default exists on the date of such financial statements (and, if any Default then exists, setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto), and (ii) setting forth a calculation of compliance with the covenant contained in Section 5.05;

(d) within 10 days after the chief financial officer, the treasurer or the controller of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the controller of the Company setting forth the details thereof;

(e) promptly upon the filing thereof, copies of all reports on Form 8-K (or its equivalent) which the Company shall have filed with the Commission; and

(f) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses (a), (b), or (e) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been posted on the Company’s website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (c) above, and (ii) the Company shall deliver paper copies of the information referred to in clauses (a), (b), or (e) to any Bank which requests such delivery.

SECTION 5.02 . Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.02 shall prohibit a merger or consolidation permitted by Section 5.06.

SECTION 5.03 . Compliance with Laws. The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, environmental laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) non-compliance would not, in the reasonable judgment of the Company, have a material adverse effect on the financial condition, business or operation of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 5.04 . Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for its general corporate purposes, including but not limited to commercial paper backstop, acquisitions and stock repurchases. None of such proceeds will be used in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 5.05 . Debt to Capitalization. Consolidated Debt will at no time exceed 60% of Total Capitalization.

SECTION 5.06 . Mergers, Consolidations and Sales of Assets. (a) The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

(i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Loans and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

(ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Administrative Agent a certificate of a duly authorized officer of the Company and an opinion of legal counsel to the Company (which shall be reasonably acceptable to the Administrative Agent), each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.06(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 5.06(a), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Loans and may be liquidated and dissolved.

(c) If, upon any consolidation or merger of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with Section 5.06(a) to any Person, any Principal Property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any Lien not permitted by Section 5.07, the Company will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Loans then outstanding (equally and ratably with any other Debt of the Company then entitled to be so secured) by a direct Lien on such Principal Property, together with any other properties and assets of the Company or of any such Restricted Subsidiary, whichever shall be the owner of any such Principal Property, which would thereupon become subject to any such Lien, prior to all Liens other than any theretofore existing thereon.

SECTION 5.07 . Limitations on Liens. The Company shall not at any time create, incur, assume or suffer to exist, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Loans then outstanding shall be secured equally and ratably with such Secured Debt, so long as such Secured Debt shall exist; provided, however, that this Section 5.07 shall not prevent any of the following:

(a) (i) any Lien on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction; or (iii) the acquisition of property subject to any Lien upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary;

(b) Liens on capital stock hereafter acquired by the Company or any Restricted Subsidiary, provided that the aggregate cost to the Company and its Restricted Subsidiaries of all capital stock subject to such Liens does not exceed 10% of Shareowners’ Equity;

(c) any Lien securing Debt of a corporation which is a successor to the Company to the extent permitted by Section 5.06; or securing Debt of a Restricted Subsidiary outstanding at the time it became a Restricted Subsidiary; or securing Debt of any Person outstanding at the time it is merged with, or all or substantially all of its properties are acquired by, the Company or any Restricted Subsidiary, provided that such Lien does not extend to any other properties of the Company or any Restricted Subsidiary; or existing on the property or on the outstanding shares or Debt of a corporation at the time it becomes a Restricted Subsidiary; or created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency;

(d) any Lien created in connection with any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any Debt secured by a Lien permitted by the foregoing provisions of this Section 5.07 upon the same property theretofore subject thereto (plus improvements on such property), provided that the amount of such Debt outstanding at that time shall not be increased;

(e) Liens or deposits made in connection with contracts (which term includes subcontracts under such contracts) with or made at the request of the United States or any department or agency thereof, insofar as such Liens or deposits relate to property manufactured, installed or constructed by or to be supplied by, or property furnished to, the Company or a Restricted Subsidiary pursuant to, or to enable the performance of, such contracts, or property the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts; or deposits or Liens, made pursuant to such contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such contracts; or the assignment or pledge, to the extent permitted by law, of the right, title and interest of the Company or a Restricted Subsidiary in and to any such contract, or in and to any payments due or to become due thereunder, to secure Debt incurred for funds or other property supplied, constructed or installed for or in connection with the performance by the Company or such Restricted Subsidiary of its obligations under such contracts;

(f) mechanics’, materialmen’s, carriers’ or other like Liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such Liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

(g) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters;

(h) the Liens of taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith;

(i) judgment Liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(j) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

(k) the landlord’s interest under any lease of property;

(l) leases granted to others in the ordinary course of business;

(m) Sale and Lease-Back Transactions to the extent permitted by Section 5.08; and

(n) contracts for the manufacture, construction, installation or supply of property, products or services providing for a Lien upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

Notwithstanding the foregoing provisions of this Section 5.07, the Company and any one or more Restricted Subsidiaries may create, incur, assume or suffer to exist Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted under clauses (a) through (n) above) and the aggregate value of the Sale and Lease-Back Transactions (as defined in Section 5.08) in existence at such time (not including Sale and Lease-Back Transactions the proceeds of which have been or will be applied in accordance with clause (b) of Section 5.08), does not at the time exceed 10% of Shareowners’ Equity.

SECTION 5.08 . Limitations on Sale and Lease-Back. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 180 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a “Sale and Lease-Back Transaction”), unless

(a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.07 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Loans; or

(b) the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such transaction, apply an amount equal to the value of the property so leased (i) to the retirement (other than any mandatory retirement) of Consolidated Funded Debt or Debt then outstanding of the Company or any Restricted Subsidiary that was Funded Debt at the time it was created (other than Consolidated Funded Debt or such other Debt owned by the Company or any Restricted Subsidiary), or (ii) to the purchase of Principal Property having a value at least equal to the value of such property; provided, however, that the amount to be so applied pursuant to the preceding clause (i) or (ii) shall be reduced by (A) the principal amount of any Loans repaid within 180 days of the effective date of any such transaction and (B) the principal amount of Consolidated Funded Debt or Debt that was Funded Debt at the time it was created (other than Loans) retired by the Company or a Restricted Subsidiary within 180 days of the effective date of any such transaction; or

(c) the Sale and Lease-Back Transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency.

The term “value” shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined by the board of directors of the Company (or a duly authorized committee thereof), in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

SECTION 5.09 . Limitations on Change in Subsidiary Status. The Company may designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, subject to the provisions set forth below:

(a) the Company will not permit any Subsidiary to be designated as an Unrestricted Subsidiary unless at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock of any Restricted Subsidiary or any Funded Debt or Secured Debt of the Company or any Restricted Subsidiary;

(b) the Company will not permit any Restricted Subsidiary to be designated as, or otherwise to become, an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Default shall exist;

(c) the Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary, no Default shall exist; and

(d) promptly after the designation of any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, there shall be filed with the Administrative Agent, a certificate of a duly authorized officer of the Company stating that the provisions of this Section have been complied with in connection with such designation.

ARTICLE 6
Defaults

SECTION 6.01 . Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within seven days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

(b) the Company shall fail to observe or perform any covenant or agreement contained in Article 5 for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(c) any representation or warranty made by the Company (i) in Article 4 or (ii) pursuant to Section 3.03 on the date of any Borrowing shall prove to have been incorrect in any material respect when made (or deemed made);

(d) the Company or any of its Subsidiaries shall fail to pay the principal of or interest on Material Debt when due, or within any applicable grace period, in accordance with the instrument or agreement under which the same was created;

(e) any event or condition shall occur (including failure to pay principal or interest) which results in the acceleration of the maturity of Material Debt;

(f) (x) a Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder as in effect on the date hereof) other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall acquire ownership, directly or indirectly, beneficially or of record of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (y) a majority of the seats (other than vacant seats) on the board of directors of the Company shall be occupied by Persons who were neither (A) nominated by the board of directors of the Company nor (B) appointed by directors so nominated;

(g) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(h) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon), fees and all other amounts payable hereunder to be, and the Loans (together with accrued interest thereon), fees and all such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon), fees and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

SECTION 6.02 . Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE 7
The Administrative Agent

SECTION 7.01 . Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.02 . Administrative Agent and Affiliates. JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder.

SECTION 7.03 . Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

SECTION 7.04 . Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.05 . Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or, when expressly required hereby, all the Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

SECTION 7.06 . Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

SECTION 7.07 . Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.08 . Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.09 . Administrative Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

SECTION 7.10 . Other Agents. No Agent other than the Administrative Agent shall have any duties or obligations of any kind under this Agreement in its capacity as an Agent.

ARTICLE 8
Change in Circumstances

SECTION 8.01 . Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loans:

(a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

(b) in the case of Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing.

SECTION 8.02 . Illegality. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

(b) If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

SECTION 8.03 . Increased Cost and Reduced Return. (a) If on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less, which shall be deemed a change in the interpretation and administration of such requirements) has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Company shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know that such amount would arise or accrue.

SECTION 8.04 . Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located or by any State, possession or territory of the United States in which such Bank or the Administrative Agent (as the case may be) is doing business and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement.

(b) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

(c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

(d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

(e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

SECTION 8.05 . Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

ARTICLE 9
Miscellaneous

SECTION 9.01 . Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, at its address, facsimile number or telex number set forth on the signature pages hereof, and in the case of the Administrative Agent, at 1111 Fannin Street, 10th Flr., Houston, TX 77002 (Attention: Daniel Blazei), (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

SECTION 9.02 . No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03 . Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Company agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct or breach of an express obligation under this Agreement as determined by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 9.04 . Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, if acquired pursuant to the foregoing arrangements or if the Company has otherwise received notice of the granting of such participation, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

SECTION 9.05 . Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.05 or any other provision of this Agreement.

SECTION 9.06 . Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment, including all or a portion of its Loans at the time owing to it. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Any Bank may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (so long as no Event of Default exists) of the Company (which may not be unreasonably withheld) and the Administrative Agent; provided that, if an Assignee is an Approved Fund, an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent of the Company shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Administrative Agent shall record in the Register the information relating to such assignment. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in the State of Delaware or New York a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.07 . Designated Banks. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld). When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit E hereto (a “Designation Agreement”) and the Company and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Bank for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Bank to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section 2.01, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Bank shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of such Designated Bank’s obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. If a promissory note has been issued to the Designating Bank pursuant to Section 2.04(d), no additional promissory note shall be required to evidence the Loans or portion thereof made by a Designated Bank; and the Designating Bank shall be deemed to hold such promissory note as agent for its Designated Bank to the extent of the Loans or portion thereof funded by such Designated Bank. Each Designating Bank shall act as administrative agent for its Designated Bank and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Bank shall be paid to its Designating Bank as administrative agent for such Designated Bank and neither the Company nor the Administrative Agent shall be responsible for any Designating Bank’s application of such payments. In addition, any Designated Bank may, with notice to (but without the prior written consent of) the Company and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Bank to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis pursuant to a confidentiality agreement satisfactory in form and substance to the Company any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Bank.

(b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Bank any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Bank is paid in full. The Designating Bank for each Designated Bank agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Bank. This subsection (b) shall survive the termination of this Agreement.

SECTION 9.08 . Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.09 . Governing Law; Submission To Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 9.10 . Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 9.11 . Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.12 . Confidentiality. (a) Each of the Administrative Agent, Syndication Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations under this Agreement, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, Syndication Agent or any Bank on a nonconfidential basis from a source other than the Company: provided that, unless prohibited by applicable law or court order, each Bank shall notify the Company and the Administrative Agent of any request by any regulatory authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such regulatory authority) or request pursuant to subpoena or other legal process for disclosure of any such non-public information prior to disclosure of such information so that the Company may seek an appropriate protective order. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or any of its Subsidiaries or their respective businesses or Affiliates, other than any such information that is available to the Administrative Agent, Syndication Agent or any Bank on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Bank acknowledges that Information furnished to it pursuant to this Agreement (including requests for waivers and amendments) may include material non–public information concerning the Company or its Subsidiaries or Affiliates, and confirms that it has developed compliance procedures regarding the use of material non–public information and that it will handle such material non–public information in accordance with those procedures and applicable law, including federal and state securities laws.

SECTION 9.13 . USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Act.IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROCKWELL AUTOMATION, INC.
By:
Name: Steven W. Etzel
Title: Vice President and Treasurer

Address: 1201 South Second Street

Milwaukee, Wisconsin 53204
Attention:	Douglas M. Hagerman

Senior Vice President and General Counsel
Tel: (414) 382-8470
Fax: (414) 382-8421
E-mail: dmhagerman@ra.rockwell.com
Internet: www.rockwellautomation.com

Commitments

$26,500,000	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Bank
By:

Name:
Title:

$26,500,000	BANK OF AMERICA, N.A., as Syndication Agent and as Bank
By:

Name:
Title:

$25,000,000	CITIBANK, N.A., as Documentation Agent and as Bank
By:

Name:
Title:

$25,000,000	THE BANK OF NEW YORK MELLON, as Documentation Agent and as Bank
By:

Name:
Title:

$25,000,000	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and as Bank
By:

Name:
Title:

$19,500,000	THE NORTHERN TRUST COMPANY, as Bank
By:

Name:
Title:

$15,000,000	DEUTSCHE BANK AG, NEW YORK BRANCH, as Bank
By:

Name:
Title:

By:

Name:
Title:
$15,000,000	UBS LOAN FINANCE LLC, as Bank
By:

Name:
Title:

By:

Name:
Title:

$15,000,000	COMERICA BANK, as Bank
By:

Name:
Title:

$15,000,000	M & I MARSHALL & ILSLEY BANK, as Bank
By:

Name:
Title:

$15,000,000	TORONTO DOMINION (NEW YORK) LLC, as Bank
By:

Name:
Title:

$15,000,000	U.S. BANK, N.A., as Bank
By:

Name:
Title:

$15,000,000	PNC BANK, NATIONAL ASSOCIATION, as Bank
By:

Name:
Title:

$15,000,000	GOLDMAN SACHS BANK USA, as Bank
By:

Name:
Title:

Total Commitments $267,500,000

PRICING SCHEDULE

The “CDX Index Percentage,” “Euro-Dollar Margin Floor” and “Facility Fee Rate” for any day are the respective percentages set forth in the table below in the applicable row under the column corresponding to the Status that exists on such day:

Status	Level I	Level II	Level III	Level IV	Level V
CDX Index Percentage	50%	60%	70%	85%	115%
Euro-Dollar Margin Floor	0.90%	1.00%	1.25%	1.50%	2.00%
Facility Fee Rate	0.25%	0.25%	0.30%	0.35%	0.55%

The “Euro-Dollar Margin” is a rate per annum equal to the greater of the Euro-Dollar Margin Floor and the CDX Index Percentage of the CDX Index.

The “Base Rate Margin” is a rate per annum equal to the excess, if any, of the Euro-Dollar Margin over 1.00%.

For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“CDX Index” means the rate per annum determined by the Administrative Agent (a) in the case of Base Rate Loans, on the Effective Date and thereafter on the last Domestic Business Day of each calendar quarter, and (b) in the case of Euro-Dollar Loans, on the third Euro-Dollar Business Day prior to the first day of each Interest Period applicable to such Loan, and thereafter, in the case of any such Loan having an Interest Period of greater than three months, at the end of each successive three-month period during such Interest Period, in each case by reference to the closing Markit CDX.NA.IG Index Series 11 or any successor series (5 Year Period) for such day as reported by Markit Group Ltd.; provided that, to the extent the Administrative Agent determines that a rate is not ascertainable pursuant to the foregoing provisions of this definition, the “CDX Index” on any date of determination shall be the rate most recently determined by the Administrative Agent unless and until the Company and the Banks agree on an alternative method of calculating the applicable margin.

“Level I Status” exists at any date if, at such date, the Company’s senior unsecured debt is rated A+ or higher by S&P or A1 or higher by Moody’s.

“Level II Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s and (ii) Level I Status does not exist.

“Level III Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) neither Level I Status nor Level II Status exists.

“Level IV Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s, and (ii) none of Level I Status, Level II Status or Level III Status exists.

“Level V Status” exists at any date if, at such date, no other Status exists.

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the event of split ratings from Moody’s and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings and (ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, provided that if there is no rating at the midpoint between the two ratings, then the lowest of the intermediate ratings shall apply (e.g., A+/A2 results in Level I Status, A+/A3 results in Level II Status, and A+/Baa1 results in Level II Status.) If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating shall be determined by reference to the rating most recently in effect prior to such change or cessation.

EXHIBIT A

OPINION OF
GENERAL COUNSEL TO THE COMPANY

March 16, 2009

To the Banks and the Administrative Agent

Referred to Below

c/o JPMorgan Chase Bank, N.A.,

as Administrative Agent

270 Park Avenue
New York, New York 10017

Dear Sirs:

I am the Senior Vice President, General Counsel and Secretary of Rockwell Automation, Inc., a Delaware corporation (the “Company”), and in such capacity, I have acted as counsel for the Company in connection with the execution and delivery of the Three-Year Credit Agreement (the “Credit Agreement”) dated as of March 16, 2009 among the Company, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents. All the capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. This opinion is being rendered to you at the request of the Company pursuant to Section 3.01(b) of the Credit Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certifications of appropriate officers of the Company. In rendering this opinion, I have assumed the genuineness of all signatures (except the signatures on behalf of the Company on the Credit Agreement), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Upon the basis of the foregoing, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2. The execution, delivery and performance by the Company of the Credit Agreement and borrowing of the Loans are within the Company’s corporate powers; have been duly authorized by all necessary corporate action; require no action by or in respect of, or filing with, any governmental body, agency or official of the United States of America (other than filing a Form 8-K with the Securities and Exchange Commission); do not contravene, or constitute a default under the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument known to me and binding upon the Company or any of its Subsidiaries; and do not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries under any such provision.

3. Except as disclosed in the Company’s report on Form 10-K for the fiscal year ended September 30, 2008, and the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2008, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the borrowing of the Loans.

I am a member of the Bar of the States of Illinois and Wisconsin and do not for purposes of this opinion purport to be an expert on the laws of any other jurisdiction except the federal laws of the United States and, to the extent applicable to the opinions hereinabove expressed, the General Corporation Law of the State of Delaware. Accordingly, the foregoing opinion is limited to such matters as depend upon the application of those laws.

This opinion is rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose, or by any other Person, without my prior written consent.

Very truly yours,

EXHIBIT B

OPINION OF
SPECIAL COUNSEL TO THE COMPANY

March 16, 2009

To the Banks and the Administrative Agent
Referred to Below
c/o JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

We have acted as special counsel for Rockwell Automation, Inc., a Delaware corporation (the “Company”), in connection with the Three-Year Credit Agreement (the “Credit Agreement”) dated as of March 16, 2009 among the Company, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents. All the capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. This opinion is being rendered to you at the request of the Company pursuant to Section 3.01(b) of the Credit Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certifications of appropriate officers of the Company and public officials. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In rendering this opinion, we have relied, without independent investigation, on the opinion rendered to you dated the date hereof of the Senior Vice President, General Counsel and Secretary of the Company as to the matters set forth therein and our opinion is subject to the same assumptions, qualifications and limitations as are set forth in that opinion.

Upon the basis of the foregoing, we are of the opinion that:

1. The execution, delivery and performance by the Company of the Credit Agreement and borrowing of the Loans, require no action by or in respect of, or filing with, any governmental body, agency or official of the State of New York and do not contravene, or constitute a default under, any provision of applicable law or regulation of the State of New York.

2. The Credit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

Our opinions rendered above are subject to the following qualifications and limitations:

a)	Our opinion contained herein with respect to the enforceability of the Credit Agreement is subject to the following qualifications:

(i) the enforceability of the Credit Agreement may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(ii) the enforceability of the Credit Agreement may be limited by requirements of good faith, fair dealing and commercial reasonableness;

(iii) the availability of equitable remedies, including without limitation specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceeding therefor may be brought; and

(iv) notwithstanding certain language of the Credit Agreement, any Bank may be limited to recovering expenses with respect to compensation for funding losses, increased costs or yield protection only to the extent such expenses and compensation are reasonable.

b)	In giving the opinions set forth above, we express no opinion as to:

(i) the enforceability of any provision contained in the Credit Agreement that purports to establish (or may be construed to establish) evidentiary standards;

(ii) the enforceability of forum selection clauses in Federal courts or any provisions of the Credit Agreement waiving claims that any court is an inconvenient forum for proceedings;

(iii) the legality, validity, binding effect or enforceability of any provisions of the Credit Agreement insofar as they provide for the payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal or to the extent such indemnification is against public policy;

(iv) the enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or grossly negligent acts;

(v) the compliance or non-compliance with any financial tests, ratios or covenants in the Credit Agreement;

(vi) the effect of the compliance or non-compliance of the Administrative Agent or any Bank with any state or U.S. federal laws or regulations (including, without limitation, any unpublished order, decree, or directive issued by any governmental authority) applicable to the Administrative Agent or any Bank because of its legal or regulatory status, the nature of its business, or its authority to conduct business in any jurisdiction.

c)	Our opinions contained above are based upon a review of those statutes, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.

d)	We do not express any opinion with respect to the law of any jurisdiction other than the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which any Bank may be located or in which enforcement of the Credit Agreement may be sought which limits the amount of interest that may be legally charged or collected.

e)	In rendering our opinions we have not made any investigation of, and express no opinion concerning, (i) laws, rules and regulations relating to health, safety, the environment, environmental contamination, land use or construction, (ii) any state securities or “blue sky” laws or (iii) any laws, rules and regulations promulgated by political subdivisions of the State of New York.

This opinion is furnished solely for your benefit and is not to be relied upon by any other person or entity without our written consent. This opinion may be relied upon solely as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for any addressee or any other person.

Very truly yours,

EXHIBIT C

OPINION OF
DAVIS POLK & WARDWELL,
SPECIAL COUNSEL TO THE ADMINISTRATIVE AGENT

March 16, 2009

To the Banks and the Administrative Agent

Referred to Below

c/o JPMorgan Chase Bank, N.A.,

as Administrative Agent

270 Park Avenue
New York, New York 10017

Dear Sirs:

We have participated in the preparation of the Three-Year Credit Agreement (the “Credit Agreement”) dated as of March 16, 2009 among Rockwell Automation, Inc., a Delaware corporation (the “Company”), the Banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, we are of the opinion that:

1. The execution, delivery and performance by the Company of the Credit Agreement and the borrowing of Loans are within the Company’s corporate powers and have been duly authorized by all necessary corporate action.

2. The Credit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

Very truly yours,

EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of       ,        among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), ROCKWELL AUTOMATION, INC. (the “Company”) and JPMORGAN CHASE BANK, N.A. as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Three-Year Credit Agreement dated as of March 16, 2009 among the Company, the Assignor and the other Banks party thereto, as Banks, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents (as the same may be amended from time to time, the “Credit Agreement”);

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Company in an aggregate principal amount at any time outstanding not to exceed $     ;

WHEREAS, Loans made to the Company by the Assignor under the Credit Agreement in the aggregate principal amount of $      are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $      (the “Assigned Amount”), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 2. Assignments. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

Section 4. Consent Of The Company And The Administrative Agent. This Agreement is conditioned upon the consent of the Company and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Administrative Agent is evidence of this consent.

Section 5. Promissory Note. Pursuant to Section 9.06(c) of the Credit Agreement, the Company agrees, if requested by the Assignee, to execute and deliver a promissory note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

Section 6. Non-reliance On Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]
By:

Title:

[ASSIGNEE]
By:

Title:

ROCKWELL AUTOMATION, INC.
By:

Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:

Title:

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.EXHIBIT E

DESIGNATION AGREEMENT
dated as of ________________ __, _____

Reference is made to the Three-Year Credit Agreement dated as of March 16, 2009 (as amended from time to time, the “Credit Agreement”) among Rockwell Automation, Inc., a Delaware corporation (the “Company”), the Banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

       (the “Designator”) and        (the “Designee”) agree as follows:

1. The Designator designates the Designee as its Designated Bank under the Credit Agreement and the Designee accepts such designation.

2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designee (i) confirms that it is an Eligible Designee; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement; and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05 of the Credit Agreement.

4. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent and the Company consent hereto or on any later date specified on the signature page hereof.

6. Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Bank pursuant to Section 2.01 of the Credit Agreement and the rights of a Bank related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date:             ,

[NAME OF DESIGNATOR]
By:

Name:
Title:

[NAME OF DESIGNEE]
By:

Name:
Title:

The undersigned consent to the foregoing designation.

ROCKWELL AUTOMATION, INC.
By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:

Name:
Title: